Exhibit 4.2

Execution Version

CNO FINANCIAL GROUP, INC.

6.450% SENIOR NOTES DUE 2034

THIRD SUPPLEMENTAL INDENTURE

DATED AS OF May 13, 2024

To the Indenture dated as of June 12, 2019

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

ARTICLE IX	APPLICATION OF THIRD SUPPLEMENTAL INDENTURE AND CREATION OF THE NOTES	20

SECTION 9.1	Application of Third Supplemental Indenture	20
SECTION 9.2	Effect of Third Supplemental Indenture	21

ARTICLE X	MISCELLANEOUS	21

SECTION 10.1	The Third Supplemental Indenture	21
SECTION 10.2	Executed in Counterparts	21
SECTION 10.3	Recitals	22
SECTION 10.4	Effect of Headings	22
SECTION 10.5	Governing Law; Waiver Of Trial By Jury	22
SECTION 10.6	Severability	22

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of May 13, 2024, by and between CNO Financial Group, Inc., a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association (as successor to U.S. Bank, National Association) as trustee (in such capacity, and solely with respect to the Series of Securities provided for herein, the “Trustee”).

WHEREAS, the Company and U.S. Bank, National Association executed and delivered an Indenture, dated as of June 12, 2019, (the “Base Indenture,” and together with this Third Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or more Series as provided in the Base Indenture;

WHEREAS, Sections 2.1, 2.2 and 9.1 of the Base Indenture provide, among other things, that the Company and the Trustee may enter into a supplemental indenture to the Base Indenture for, among other things, the purpose of establishing the designation, form, terms and conditions of Securities of any Series as permitted by Sections 2.1, 2.2 and 9.1 of the Base Indenture;

WHEREAS, on the date hereof the Company desires to establish a new Series of Securities, to be designated as the Company’s 6.450% Senior Notes due 2034 (the “Notes”) pursuant to the Base Indenture, as supplemented and amended by this Third Supplemental Indenture, which Notes shall be senior unsecured obligations of the Company in an initial aggregate principal amount of $700,000,000;

WHEREAS, the Company has delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate pursuant to Sections 2.3, 9.7, 11.4 and 11.5 of the Base Indenture to the effect that the execution and delivery of this Third Supplemental Indenture is authorized or permitted under the Base Indenture and that all conditions precedent provided for in the Base Indenture to the execution and delivery of this Third Supplemental Indenture to be complied with by the Company have been complied with;

WHEREAS, the Company has requested that the Trustee execute and deliver this Third Supplemental Indenture;

WHEREAS, all things necessary have been done by the Company to make this Third Supplemental Indenture, when executed and delivered by the Company, a valid and legally binding instrument; and

WHEREAS, all things necessary have been done by the Company to make the Notes, when executed by the Company and authenticated and delivered in accordance with the provisions of the Indenture, the valid obligations of the Company;

NOW, THEREFORE, in consideration of the premises stated herein and the purchase of the Notes by the Holders (as defined below) thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders from time to time of the Notes as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1     Definitions. For the purpose of this Third Supplemental Indenture, all capitalized terms used herein, unless otherwise defined herein, shall have the meanings assigned to them in the Base Indenture.

“Additional Notes” means Notes (other than the Initial Notes), if any, issued pursuant to Article II hereof and otherwise in compliance with the provisions of the Indenture.

“Board of Directors” means (i) with respect to the Company or any Subsidiary, its board of directors or any duly authorized committee thereof or specified officers and employees of the Company to which the powers of such board have been lawfully delegated; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Certificated Notes” means Notes that are in the form of Exhibit A attached hereto, other than the Global Notes.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” has the meaning set forth in the preamble hereto until a successor replaces it in accordance with the applicable provisions of the Indenture and, thereafter, means the successor thereto.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Depositary” means The Depository Trust Company, along with its successors in this capacity, acting as securities depositary for the Notes.

“Event of Default” has the meaning set forth in Section 6.1 of this Third Supplemental Indenture.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in the Indenture.

“Global Note Legend” means the legend identified as such in Section 2.15(c) of the Base Indenture.

“Global Notes” means the Notes in global form and registered in the name of the Depositary or its nominee that are in the form of Exhibit A attached hereto.

“Holder” means a Person in whose name a Note is registered in the security register.

“Initial Notes” has the meaning set forth in Section 2.2(a) of this Third Supplemental Indenture.

“Insurance Subsidiary” means any Subsidiary of the Company that is required to be licensed as an insurer or reinsurer.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, June 15 and December 15 of each year.

“Issue Date” means May 13, 2024.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any other Vice President, the Secretary or the Treasurer of the Company.

“Officer’s Certificate” means a certificate signed by an Officer of the Company.

“Par Call Date” has the meaning set forth in Section 3.2 of this Third Supplemental Indenture.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Prospectus Supplement” means the final prospectus supplement dated May 8, 2024 relating to the offering of the Initial Notes.

“Redemption Date” when used with respect to any Note to be redeemed pursuant to Section 3.2, means the date fixed for such redemption by or pursuant to Section 3.2(c).

“Redemption Price” when used with respect to any Note to be redeemed pursuant to Section 3.2, means the price fixed for such redemption by or pursuant to Section 3.2(a)

“Regular Record Date” means, with respect to the payment of interest on the Notes, the June 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on June 15 and the December 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on December 15.

“Remaining Scheduled Payments” means, with respect to any Note, the remaining scheduled payments of the principal and interest thereon that would be due after the related Redemption Date but for such redemption (excluding accrued but unpaid interest to the related Redemption Date).

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and, when used with respect to any installment of interest or principal on any series of indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means any corporation, association or other business entity of which more than 50%, by number of votes, of the Voting Stock is at the time directly or indirectly owned by us provided that (i) RiskGrid Technologies Inc., (ii) CreekSource LLC and (iii) for the avoidance of doubt, Silver Creek CLO Ltd., Clear Creek CLO Ltd., Bean Creek CLO Ltd., Deer Creek CLO Ltd. and any other variable interest entity formed after the Issue Date shall not be considered a Subsidiary for any purpose of the Indenture.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date, H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trustee” has the meaning set forth in the recitals to this Third Supplemental Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and, thereafter, means the successor.

“Voting Stock” of a person means all classes of Capital Stock of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors (or persons performing similar functions).

SECTION 1.2     Incorporation by Reference of TIA. This Third Supplemental Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in, and made a part of, this Third Supplemental Indenture with respect to (and only with respect to) the Notes. Whenever this Third Supplemental Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Third Supplemental Indenture.

The following TIA term has the following meaning:

“obligor” on the Notes means the Company and any successor obligor upon the Notes.

All other terms used in this Third Supplemental Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them therein.

SECTION 1.3     Rules of Construction. Unless the context otherwise requires, for purposes of this Third Supplemental Indenture:

(1)            a term has the meaning assigned to it herein;

(2)            an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP or a successor to GAAP;

(3)            “or” is not exclusive;

(4)            words in the singular include the plural, and in the plural include the singular;

(5)            unless otherwise specified, any reference to a Section or an Article refers to such Section or Article of this Third Supplemental Indenture;

(6)            provisions apply to successive events and transactions; and

(7)            references to sections of or rules under the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

ARTICLE II

THE NOTES

SECTION 2.1     Creation of Series of Securities. Pursuant to Section 2.2 of the Base Indenture, there is hereby created a new Series of Securities designated as the “6.450% Senior Notes due 2034” in an unlimited aggregate principal amount. On the Issue Date, the Company will issue $700,000,000 in aggregate principal amount of the Notes.

SECTION 2.2     Terms of the Notes.

(a)            Form and Dating. Pursuant to Section 2.1 of the Base Indenture, the Notes shall be substantially in the form annexed hereto as Exhibit A. The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Third Supplemental Indenture. The Company shall be entitled to issue Additional Notes under this Third Supplemental Indenture with identical terms and conditions as the Notes (other than with respect to the date of issuance and, if issued after December 15, 2024, the first Interest Payment Date) and with the same CUSIP number as the Notes issued on the Issue Date (the “Initial Notes”) in an unlimited aggregate principal amount; provided that such Additional Notes shall be fungible for U.S. federal income tax purposes with the Initial Notes. Any such Additional Notes shall constitute a single series together with the Initial Notes for all purposes hereunder, including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Notes and any offers to purchase the Notes and all references to the Notes shall include the Initial Notes and any Additional Notes, unless the context otherwise requires. The Initial Notes issued on the Issue Date will be represented initially by one or more Global Notes registered in the name of Cede & Co., as a nominee of the Depositary, The Depository Trust Company. The Notes shall be in initial denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

(b)            Terms of the Notes.

(1)            Principal Amount. The aggregate principal amount of the Initial Notes that may be initially authenticated and delivered under the Indenture on the Issue Date shall be $700,000,000.

(2)            Maturity Date. The entire outstanding principal of the Notes shall be payable on June 15, 2034.

(3)            Interest Rate. The rate at which the Notes shall bear interest shall be 6.450% per annum; the date from which interest shall accrue on the Notes shall be May 13, 2024, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be June 15 and December 15 of each year, beginning December 15, 2024; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, in immediately available funds, to the Persons in whose names the Notes are registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1, as the case may be, immediately preceding such Interest Payment Date.

(4)            Currency. The currency of denomination of the Notes is United States Dollars. Payment of principal of and interest and premium, if any, on the Notes shall be made in United States Dollars.

(c)            Additional Notes. With respect to any Additional Notes, in addition to any other requirements set forth in the Base Indenture, the Company shall set forth in a Board Resolution or in a supplemental indenture or in an Officer’s Certificate, a copy of which shall be delivered to the Trustee, the following information:

(1)            the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Third Supplemental Indenture;

(2)            the issue price, the issue date and the CUSIP number of such Additional Notes; and

(3)            whether such Additional Notes will be issued as Global Notes or as Certificated Notes and whether and to what extent the Additional Notes will contain additional legends.

SECTION 2.3      Exchange of Global Notes for Certificated Notes. Section 2.15 of the Base Indenture is hereby supplemented, solely with respect to the Notes, to add the following provisions:

(a)            Transfers of Interests in Global Notes for Certificated Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of each successor. The Global Notes shall be exchanged by the Company for Certificated Notes if: (1) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for global securities or has ceased to be a clearing agency registered under the Exchange Act and the Company notifies the Trustee that the Company is unable to locate a qualified successor; (2) an Event of Default under the Notes has occurred and is continuing; or (3) the Company, in its sole discretion and subject to the procedures of the Depositary, determines that any or all of the Notes will no longer be represented by the Global Notes. Upon the occurrence of any of the preceding events in subclause (1), (2) or (3) above, an owner of a beneficial interest in a Global Note will be entitled to receive a Certificated Note registered in the names directed by the Depositary, with the same terms and in authorized denominations. These instructions will be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in the Global Notes. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.8 and 2.11 of the Base Indenture. Every Global Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to the first sentence of this paragraph (a) or Section 2.8 or 2.11 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this paragraph (a).

(b)            Legends. Each Global Note issued under this Third Supplemental Indenture shall bear a legend in substantially the form as specified in Section 2.15(c) of the Base Indenture and any other appropriate legends specified in an Officer’s Certificate.

(c)            Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note will be returned to or retained and cancelled by the Trustee in accordance with Section 2.12 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, or if a particular Global Note has been redeemed or repurchased in part and not in whole, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

ARTICLE III

REDEMPTION AT THE OPTION OF HOLDERS

SECTION 3.1     Mandatory Redemption; Sinking Fund. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.2     Optional Redemption.

(a)            Prior to March 15, 2034 (the date that is three months prior to the Stated Maturity Date) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)            (i) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (ii) interest accrued to the Redemption Date, and

(2)            100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(b)            On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(c)            If an optional Redemption Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such Regular Record Date. In determining the Redemption Price and accrued interest, interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless we default in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions of the Notes called for redemption and those Notes will cease to be outstanding.

(d)            The Trustee shall have no responsibility or liability for any calculations under this Third Supplemental Indenture or in connection with the Notes, or for any information used in connection with any such calculations, including any calculation or verification of the calculation of the present value of the Remaining Scheduled Payments, the Treasury Rate or any aspect of such calculations.

(e)            If less than all of the Notes are to be redeemed at any time, the Trustee will select the Notes for redemption in compliance with the requirements of the Depositary, or if the Notes are not held through the Depositary or the Depositary prescribes no method of selection, on a pro rata basis or by lot, in accordance with the Depositary’s customary procedures, subject to adjustments so that no Note in an unauthorized denomination remains outstanding after such redemption or purchase; provided, however, that no Note of $2,000 in aggregate principal amount of less shall be redeemed in part.

(f)            Notices of redemption will be sent by electronic submission (for Notes held in book-entry form) or first class mail at least 10 but (except as set forth in clause (g)) not more than 60 days before the Redemption Date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a Redemption Date if the notice is issued in connection with Article VIII of this Third Supplemental Indenture.

(g)            Notices of redemption may, at the Company’s discretion, be conditioned on the satisfaction of one or more conditions, including, but not limited to, the consummation of an acquisition or financing transaction or equity offering. In addition, if such redemption is subject to satisfaction of one or more conditions, such notice shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. In addition, the Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

(h)            If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of Notes upon cancellation of the original Note if such Notes are held in physical form. Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption.

(i)            The Company and its affiliates may at any time and from time to time purchase Notes in the open market, by tender offer, negotiated transactions or otherwise.

ARTICLE IV

CERTAIN COVENANTS

SECTION 4.1     Limitation on Liens.

As long as any Notes are outstanding, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guarantee any indebtedness that is secured by a lien on any shares of Capital Stock of any Insurance Subsidiary, without securing the Notes (together with, at the option of the Company, any other indebtedness of the Company ranking equally in right of payment with the Notes) equally and ratably with such other indebtedness for so long as such other indebtedness is so secured. Any lien that is granted to secure the Notes under this Section 4.1 shall be automatically released and discharged at the same time as the release of the lien that gave rise to the obligation to secure the Notes under this Section 4.1.

SECTION 4.2     Limitation on Disposition of Stock.

As long as any Notes are outstanding, the Company will not, and it will not permit any Subsidiary to issue, sell, transfer or otherwise dispose of any shares of Capital Stock of any Insurance Subsidiary, or any securities convertible into or exercisable or exchangeable for shares of Capital Stock of any Insurance Subsidiary, or warrants, rights or options to subscribe for or purchase shares of Capital Stock of any Insurance Subsidiary, unless such issuance, sale, transfer or other disposition is: (i) for at least fair value (as determined by the Board of Directors of the Company acting in good faith), (ii) to the Company or any wholly-owned Subsidiary of the Company or (iii) required by any regulation or order or any governmental regulatory authority.

Notwithstanding anything to the contrary above, the Company may (i) merge or consolidate any of its Subsidiaries (including any Insurance Subsidiary) into or with another of the Company’s wholly-owned Subsidiaries and (ii) sell, transfer or otherwise dispose of the Company’s business in accordance with Section 5.1 below.

SECTION 4.3     Provision of Financial Information.

The Company shall file with the Trustee and transmit to Holders of the Notes such information, documents and other reports, and such summaries thereof, as may be required pursuant to the TIA at the time and in the manner provided pursuant to the TIA.

Delivery of the reports and documents described in this Section 4.3 to the Trustee is for informational purposes only and the receipt by the Trustee of any such document or report will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants contained in the Indenture (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

The Trustee shall have no liability whatsoever to determine whether any financial information has been posted by the Company on EDGAR or any other website set up for such purpose.

ARTICLE V

SUCCESSORS

SECTION 5.1      Consolidation, Merger, Conveyance, Transfer or Lease.

(a)            The Company may not merge or consolidate with, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of it and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)            (A) the Company is the continuing corporation or (B) the entity (if other than the Company) formed by the consolidation or into which the Company is merged or the entity that acquires all or substantially all of the properties and assets of the Company is a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, payment of the principal of and any premium and interest on all the Notes and the performance of all the Company’s obligations under the Notes and the Indenture;

(2)            immediately thereafter, no Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default) has occurred and is continuing; and

(3)            the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel that such transaction complies with the applicable provisions of the Indenture.

The predecessor company will be released from its obligations under the Indenture and the Person formed by or surviving any such consolidation or merger (if other than Company, as applicable) or to which such sale, assignment, transfer, conveyance or other disposition has been made will succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor will not be so released.

(b)            Section 5.1(a) will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries. Section 5.1(a)(2) will not apply to (a) the Company consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to one of the Company’s Subsidiaries for any purpose, (b) any Subsidiary consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to the Company or to another Subsidiary for any purpose or (c) the Company merging with or into an Affiliate solely for the purpose of reincorporating in another jurisdiction.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1      Events of Default.

(a)            Each of the following is an “Event of Default” with respect to the Notes:

(1)            default in any payment of interest on any Note when due, and the continuance of such default for 30 days;

(2)            default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, if any, upon declaration of acceleration or otherwise;

(3)            failure by the Company to comply with its obligations under Section 5.1;

(4)            default in the performance, or breach, of any covenant or agreement of the Company contained in the Indenture or under the Notes and continuance of such default or breach for a period of 60 days after notice as provided below (in each case, other than matters that would constitute an Event of Default under clauses (1) through (3) above);

(5)            default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), other than indebtedness owed to the Company or a Subsidiary, whether such indebtedness or guarantee now exists, or is created after the Issue Date, which default:

(a)            is caused by a failure to pay principal on such indebtedness at its final stated maturity within the grace period provided in the agreements or instruments governing such indebtedness (“payment default”); or

(b)            results in the acceleration of such indebtedness prior to its stated final, maturity; and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $100.0 million or more (or its foreign currency equivalent);

(6)            (a)  the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)            commences a voluntary case,

(ii)           consents to the entry of an order for relief against it in an involuntary case,

(iii)          consents to the appointment of a custodian of it or for all or substantially all of its property,

(iv)          makes a general assignment for the benefit of its creditors, or

(v)           generally is unable to pay its debts as the same become due; or

(b)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, in an involuntary case,

(ii)           appoints a custodian of the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary or for all or substantially all of its property, or

(iii)            orders the liquidation of the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; and

(7)            failure by the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary to pay final and non-appealable judgments aggregating in excess of $100.0 million (or its foreign currency equivalent) (net of any amounts that are covered by insurance), which judgments remain unsatisfied or undischarged for any period of 60 consecutive days during which a stay of enforcement of such judgments shall not be in effect.

However, a default under Section 6.1(a)(4) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company (with copy to the Trustee) of the default and the Company does not cure such default within the time specified in Section 6.1(a)(4) after receipt of such notice.

(b)            If an Event of Default (other than an Event of Default described in Section 6.1(a)(6) above with respect to the Company) occurs and is continuing, the Trustee by notice in writing specifying the Event of Default to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.1(a)(5) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the default triggering such Event of Default pursuant to Section 6.1(a)(5) shall be remedied or cured by the Company or a Subsidiary or waived by the requisite holders of the relevant indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(c)            If an Event of Default described in Section 6.1(a)(6) above occurs and is continuing with respect to the Company, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

(d)            If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture or the Notes at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)            such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)            the Holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)            such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)            the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)            the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

(e)            The Holders of a majority in principal amount of the then outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. In the event an Event of Default has occurred and is continuing, the Trustee shall be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of his or her own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or the Notes or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such directions are unduly prejudicial to such Holders) or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to security or indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

(f)            If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee will send to each Holder notice of the Default within 90 days after the Trustee obtains such knowledge. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interests of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2024), a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the knowledge thereof if such event is still continuing, written notice of any events which would constitute a Default, its status and what action the Company is taking or proposing to take in respect thereof.

SECTION 6.2     Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE VII

AMENDMENTS AND WAIVERS

SECTION 7.1      Without Consents of Holders.

(a)            Without the consent of any Holders, the Company or the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture with respect to the Notes for any of the following purposes:

(1)            to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company, as applicable, in the Indenture and the Notes;

(2)            to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(3)            to add additional Events of Default;

(4)            to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(5)            to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;

(6)            to provide for or confirm the issuance of additional debt securities in accordance with the terms of the Indenture;

(7)            to cure any ambiguity, defect, omission, mistake or inconsistency;

(8)            to make any other provisions with respect to matters or questions arising under the Indenture; provided, however, that such actions pursuant to this clause (8) shall not adversely affect the interests of the Holders of the Notes in any material respect, as determined in good faith by the Board of Directors of the Company;

(9)            to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” section of the Prospectus Supplement; or

(10)          to effect or maintain the qualification of the Indenture under the TIA.

SECTION 7.2     With Consents of Holders.

(a)            With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture applicable to the Notes or of such Notes or of modifying in any manner the rights of the Holders of the Notes under the Indenture, including the definitions therein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

(1)            change the fixed maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the fixed maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor;

(2)            reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture;

(3)            modify or change any provision of the Indenture affecting the ranking of the Notes in a manner adverse to the Holders of the Notes; or

(4)            modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

(b)            The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under the Indenture and its consequences, except a default:

(1)            in any payment in respect of the principal of (or premium, if any) or interest on any Notes, or

(2)            in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

ARTICLE VIII

SATISFACTION AND DISCHARGE OF THE INDENTURE; DEFEASANCE

SECTION 8.1     Satisfaction and Discharge of Indenture.

(a)            The Company may terminate its obligations under the Indenture with respect to the Notes when:

(1)            either: (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

(2)            the Company has paid or caused to be paid all other sums then due and payable under the Indenture by the Company with respect to the Notes;

(3)            the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company is a party or by which the Company is bound;

(4)            the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be; and

(5)            the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the Trustee, each stating that all conditions precedent under the Indenture relating to the Discharge of the Notes have been complied with.

(b)            The Company may elect, at its option, to have its obligations with respect to the outstanding Notes discharged (“defeasance”). Such defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

(1)            the rights of Holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due,

(2)            the Company’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)            the rights, powers, trusts, duties and immunities of the Trustee and the Company’s obligations in connection with the Indenture,

(4)            the Company’s right of optional redemption, and

(5)            the defeasance provisions of the Indenture.

(c)            In addition, the Company may elect, at its option, to have the obligations of the Company released with respect to its obligations under Article IV of this Third Supplemental Indenture (“covenant defeasance”) and any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment and bankruptcy and insolvency events with respect to the Company) described under Section 6.1 will no longer constitute an Event of Default with respect to the Notes.

(d)            In order to exercise either defeasance or covenant defeasance with respect to the outstanding Notes:

(1)            the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (A) money in an amount or (B) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the Redemption Date thereof, as the case may be, in accordance with the terms of the Indenture and such Notes;

(2)            in the case of defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and beneficial owners of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

(3)            in the case of covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders and beneficial owners of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4)            no Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien to secure such borrowing);

(5)            such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is a party is bound; and

(6)            the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by Section 8.1(d)(2) or (3) above with respect to a defeasance or covenant defeasance need not to be delivered if all Notes not therefore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at Stated Maturity within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

ARTICLE IX

APPLICATION OF THIRD SUPPLEMENTAL INDENTURE AND CREATION OF THE NOTES

SECTION 9.1     Application of Third Supplemental Indenture. Notwithstanding any other provision of this Third Supplemental Indenture, all provisions of this Third Supplemental Indenture are expressly and solely for the benefit of the Holders of the Notes and any such provisions shall not be deemed to apply to any other securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes. Unless otherwise expressly specified, references in this Third Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Third Supplemental Indenture as they amend or supplement the Base Indenture, and not the Base Indenture or any other document. All Initial Notes and Additional Notes, if any, will be treated as a single Series for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.

SECTION 9.2     Effect of Third Supplemental Indenture. With respect to the Notes (and only with respect to the Notes), the Base Indenture shall be supplemented pursuant to Section 9.1(j) thereof to establish the terms of the Notes as set forth in this Third Supplemental Indenture, including, without limitation, as follows:

(a)            The definition of each term set forth in Section 1.1 of the Base Indenture is with respect to the Notes (and only with respect to the Notes) deleted and replaced in its entirety by the definition ascribed to such term in Article I of this Third Supplemental Indenture to the extent any such term is defined in both the Base Indenture and this Third Supplemental Indenture;

(b)            The provisions of Articles II, III, IV, V, VI, and IX of the Base Indenture are, with respect to the Notes (and only with respect to the Notes), hereby supplemented by and shall be in addition to the provisions of Articles II, III, IV, V, VI and VII of this Third Supplemental Indenture, respectively; and

(c)            The provisions of Articles VIII and X of the Base Indenture are, with respect to the Notes (and only with respect to the Notes), hereby supplemented by and shall be in addition to the provisions of Article VIII of this Third Supplemental Indenture.

To the extent that the provisions of this Third Supplemental Indenture (including those referred to in clauses (a) through (c) above) conflict with any provision of the Base Indenture, the provisions of this Third Supplemental Indenture shall govern and be controlling, with respect to the Notes (and only with respect to the Notes).

Except as set forth in this Third Supplemental Indenture, the provisions of the Base Indenture shall remain in full force and effect with respect to the Notes.

ARTICLE X

MISCELLANEOUS

SECTION 10.1      The Third Supplemental Indenture. The Base Indenture, as amended and modified by this Third Supplemental Indenture, hereby is in all respects ratified, confirmed and approved. This Third Supplemental Indenture shall be construed in connection with and as part of the Base Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Base Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Third Supplemental Indenture.

SECTION 10.2      Executed in Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Third Supplemental Indenture shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. For the avoidance of doubt and only with respect to the Senior Notes, this Section shall be deemed to amend Section 2.3 of the Base Indenture to permit (i) electronic signatures of the Notes by the officers specified therein and attested to by the Secretary or Assistant Secretary without affixation of the corporate seal thereto and (ii) authentication by the Trustee to be executed by manual, electronic or facsimile signature and provide that any Note executed, authenticated and delivered in such manner shall be valid and obligatory for all purposes under the Indenture and entitled to the benefits thereunder and under the Indenture.

All notices, approvals, consents, requests and other communications hereunder must be in writing (and any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided via DocuSign (or such other digital signature provider as specified in writing to the Trustee by the Company) or an electronic copy thereof), in English, and may only be delivered (a) by personal delivery, or (b) by national overnight courier service, or (c) by certified or registered mail, return receipt requested, or (d) by facsimile transmission, with confirmed receipt or (e) by email by way of a PDF attachment thereto. Notice will be effective upon receipt except for notice via email, which will be effective only when the recipient, by return email or notice delivered by other method provided for in this Section, acknowledges having received that email (with an automatically generated receipt or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section). The Company agrees to assume all risks arising out of the use of DocuSign digital signatures and electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 10.3     Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture or of the Notes.

SECTION 10.4     Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 10.5     GOVERNING LAW; WAIVER OF TRIAL BY JURY. THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE TRUSTEE AND EACH HOLDER BY ACCEPTING A SECURITY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE TRANSACTIONS CONTEMPLATED THEREBY.

SECTION 10.6     Severability. In case any provision in this Third Supplemental Indenture or in any Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Trustee hereby accepts the trusts in this Third Supplemental Indenture declared and provided, upon the terms and conditions hereinabove set forth.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

CNO FINANCIAL GROUP, INC.

By:	/s/ Paul H. McDonough
Name: Paul H. McDonough
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:	/s/ James W. Hall
Name: James W. Hall
Title: Vice President

[Signature Page to Third Supplemental Indenture]

EXHIBIT A

(Face of Note)
6.450% Senior Notes due 2034

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

CNO FINANCIAL GROUP, INC.
6.450% SENIOR NOTES DUE 2034

No. [ ]	CUSIP: 12621E AM5

ISIN: US12621EAM57

CNO Financial Group, Inc., a Delaware corporation, or its successor, promises to pay to Cede & Co., or registered assigns, the principal sum of [           ] Dollars ($[           ]), or such other amount as provided on the “Schedule of Principal Amount” attached as Schedule A hereto, on June 15, 2034.

Interest Payment Dates: June 15 and December 15 of each year, beginning on December 15, 2024.

Regular Record Dates: June 1 and December 1. Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

In WITNESS HEREOF, the undersigned has caused this instrument to be duly executed.

Dated:

CNO FINANCIAL GROUP, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture:

Date of Authentication:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

By:
Authorized Officer

(Reverse of Note)
6.450% Senior Notes due 2034
CNO FINANCIAL GROUP, INC.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)            Interest. CNO Financial Group, Inc., a Delaware corporation, or its successor (together, the “Company”), promises to pay interest on the principal amount of this Note (the “Notes”) at a fixed rate of 6.450% per annum. The Company will pay interest in United States dollars semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 2024 or, if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including May 13, 2024; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date (but after May 13, 2024), interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of the Notes, in which case interest shall accrue from the date of authentication. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

(2)            Method of Payment. The Company will pay interest on the Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders of the Notes at the close of business on the June 1 and December 1 preceding the Interest Payment Date, even if such Notes are cancelled after such Regular Record Date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Base Indenture (as defined below) with respect to defaulted interest. The Notes shall be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose, which, initially, will be the corporate trust office of the Trustee located at U.S. Bank Trust Company, National Association, 100 Wall Street/Suite 600, New York, NY 10005, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to the Company and the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of and interest on this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3)            Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture with respect to the Notes, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4)            Indenture. The Company issued the Notes under an indenture dated as of June 12, 2019 (the “Base Indenture”), as amended and supplemented by the third supplemental indenture dated as of May 13, 2024 (the “Third Supplemental Indenture” and the Base Indenture, as so supplemented and amended, the “Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.

(5)            Mandatory Redemption; Sinking Fund. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(6)            Optional Redemption.

(A)            Prior to March 15, 2034 (the date that is three months prior to the Stated Maturity Date) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(a)	(1) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (2) interest accrued to the Redemption Date, and

(b)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(B)            On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(C)            If an optional Redemption Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such Regular Record Date. In determining the Redemption Price and accrued interest, interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless we default in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions of the Notes called for redemption and those Notes will cease to be outstanding.

(D)            The Trustee shall have no responsibility or liability for any calculations under the Third Supplemental Indenture or in connection with the Notes, or for any information used in connection with any such calculations, including any calculation or verification of the calculation of the present value of the Remaining Scheduled Payments, the Treasury Rate or any aspect of such calculations.

(E)            If less than all of the Notes are to be redeemed at any time, the Trustee will select the Notes for redemption in compliance with the requirements of the Depositary, or if the Notes are not held through the Depositary or the Depositary prescribes no method of selection, on a pro rata basis or by lot, in accordance with the Depositary’s customary procedures, subject to adjustments so that no Note in an unauthorized denomination remains outstanding after such redemption or purchase; provided, however, that no Note of $2,000 in aggregate principal amount of less shall be redeemed in part.

(F)            Notices of redemption will be sent by electronic submission (for Notes held in book-entry form) or first class mail at least 10 but (except as set forth in clause (G)) not more than 60 days before the Redemption Date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a Redemption Date if the notice is issued in connection with Article VIII of the Third Supplemental Indenture.

(G)            Notices of redemption may, at the Company’s discretion, be conditioned on the satisfaction of one or more conditions, including, but not limited to, the consummation of an acquisition or financing transaction or equity offering. In addition, if such redemption is subject to satisfaction of one or more conditions, such notice shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. In addition, the Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

(H)            If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of Notes upon cancellation of the original Note if such Notes are held in physical form. Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption.

(I)            The Company and its affiliates may at any time and from time to time purchase Notes in the open market, by tender offer, negotiated transactions or otherwise.

(7)            Denominations, Transfer, Exchange. The Notes are in registered form without coupons in initial denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Regular Record Date and the corresponding Interest Payment Date.

(8)            Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

(9)            Defaults and Remedies. Each of the following constitutes an “Event of Default”:

(A)            default in any payment of interest on any Note when due, and the continuance of such default for 30 days;

(B)            default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, if any, upon declaration of acceleration or otherwise;

(C)            failure by the Company to comply with its obligations under Section 5.1 of the Third Supplemental Indenture;

(D)            default in the performance, or breach, of any covenant or agreement of the Company contained in the Indenture or under the Notes and continuance of such default or breach for a period of 60 days after notice as provided below (in each case, other than matters that would constitute an Event of Default under clauses (A) through (C) above);

(E)            default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), other than indebtedness owed to the Company or a Subsidiary, whether such indebtedness or guarantee now exists, or is created after the Issue Date, which default:

(a)	is caused by a failure to pay principal on such indebtedness at its final stated maturity within the grace period provided in the agreements or instruments governing such indebtedness (“payment default”); or

(b)	results in the acceleration of such indebtedness prior to its stated final, maturity;

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $100.0 million or more (or its foreign currency equivalent);

(F)            (a) the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)	commences a voluntary case,

(ii)	consents to the entry of an order for relief against it in an involuntary case,

(iii)	consents to the appointment of a custodian of it or for all or substantially all of its property,

(iv)	makes a general assignment for the benefit of its creditors, or

(v)	generally is unable to pay its debts as the same become due; or

(b)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)	is for relief against the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, in an involuntary case,

(ii)	appoints a custodian of the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary or for all or substantially all of its property, or

(iii)	orders the liquidation of the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; and

(G)            failure by the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary to pay final and non-appealable judgments aggregating in excess of $100.0 million (or its foreign currency equivalent) (net of any amounts that are covered by insurance), which judgments remain unsatisfied or undischarged for any period of 60 consecutive days during which a stay of enforcement of such judgments shall not be in effect.

However, a default under clause (9)(D) above will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company (with copy to the Trustee) of the default and the Company does not cure such default within the time specified in clause (9)(D) above after receipt of such notice.

(10)            Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not the Trustee.

(11)            No Recourse Against Others. No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Company or under the Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.

Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(12)            Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(13)            Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(14)            CUSIP, ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(15)            GOVERNING LAW; WAIVER OF TRIAL BY JURY. THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE TRUSTEE AND EACH HOLDER BY ACCEPTING A SECURITY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE TRANSACTIONS CONTEMPLATED THEREBY.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

CNO Financial Group, Inc.

11299 Illinois Street, Suite 200

Carmel, Indiana 46032

Attention: Corporate Secretary

Facsimile No.: (317) 817-5948

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________________________________________________________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The following decreases or increases in the principal amount of this Global Note have been made:

Date of Decrease or Increase	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Note Custodian